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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) APRIL 19, 2000


                           KNIGHT TRANSPORTATION, INC.
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             (Exact name or registrant as specified in its charter)


          Arizona                                                 86-0649974
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

                  5601 W. Buckeye Road, Phoenix, Arizona 85043
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          (Address of Principal Executive Offices, including Zip Code)


       Registrant's telephone number, including area code (602) 269-2000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On March 19, 2000, Knight Transportation, Inc. ("Knight" or the "Company") purchased all of the outstanding capital stock of John Fayard Freight, Inc. d/b/a/ Fastway Systems ("Fastway"). Fastway is a privately-held company headquartered in Gulfport, Mississippi, which operates primarily as a short-to-medium haul truckload carrier in the Southeast and Gulf Coast regions of the United States. Prior to the acquisition, Fastway also operated a local warehousing, moving and storage business in the Gulfport and Mobile, Alabama areas. Contemporaneously with the transaction, Fastway redeemed a portion of its capital stock and distributed all of its real estate and improvements, as well as the assets and certain liabilities associated with its warehousing, moving and storage business, to its former sole stockholder, John R. Fayard, Jr. ("Fayard").

     Fastway's assets consisted of approximately 222 tractors and 588 trailers, as well as cash, accounts receivable, and other miscellaneous assets. In addition, Fastway retained certain short and long term debt relating to revenue equipment. Knight intends to continue operating the Fastway assets in its truckload business.

     As consideration for the acquisition, Knight paid Fayard $4,000,000 in cash and issued 228,788 shares of Knight's unregistered and restricted common stock. Knight has agreed to register the common stock issued to Fayard in the event Knight files a registration statement for its common stock, other than stock issued through employee benefit plans or dividend reinvestment programs. The common stock issued by Knight were treasury shares which resulted from the Company's repurchase of its common stock during 1999. Subject to a floor limitation of $10.00 per share on the value of such shares when issued, Knight may issue up to 105,000 additional shares of stock to Fayard and pay up to $1,155,000 in cash bonuses to certain current full time employees of Fayard if the operations of Fastway reach certain performance targets over the two years following closing. Knight also agreed to employ Mr. Fayard for three years following the closing as President of Fastway, and Mr. Fayard agreed not to compete for five years following his last day of employment.

     Knight used funds available under its line of credit with Wells Fargo Bank, N.A. to fund the cash portion of the purchase price. The purchase consideration was determined through arm's length negotiation between representatives of Knight and Mr. Fayard and his representatives. Prior to the close of the transaction, there was no material relationship between Mr. Fayard and Knight or any of its affiliates, any director or officer of Knight, or any associate of any such director of officer.

     The terms of Knight's acquisition of Fastway are more fully described in the Stock Purchase Agreement and related acquisition documents, copies of which are attached hereto as Exhibit 2.1 through 2.5. The preceding discussion of the transaction between Knight and Fastway is qualified in its entirety by reference to Exhibits 2.1 through 2.5 of this report. Knight's press release announcing the acquisition is attached hereto as Exhibit 99.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Not applicable.

ITEM 5. OTHER EVENTS.

     Not applicable.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

     Not applicable.

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ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

     Neither financial statements nor proforma financial information is required to be furnished herewith because Fastway does not constitute a "significant subsidiary" under Regulation SX, promulgated pursuant to the Securities and Exchange Act of 1934.

          (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.


          (b) PROFORMA FINANCIAL INFORMATION. Not applicable.


          (c) EXHIBITS.

              Exhibit 2.1 Stock Purchase Agreement dated April 19, 2000, between John R. Fayard, Jr. and John Fayard Fast Freight, Inc. *

              Exhibit 2.2 Securities Purchase and Registration Agreement (Piggyback Registration Rights) dated April 19, 2000, between Knight and John R. Fayard, Jr.

              Exhibit 2.3 Employment Agreement dated April 19, 2000, between John R. Fayard, Jr. and John Fayard Fast Freight, Inc.

              Exhibit 2.4  Lease for Gulfport, Mississippi property dated
                           April 19, 2000, between John R. Fayard, Jr. and John Fayard Fast Freight, Inc.

              Exhibit 2.5 Lease for Mobile, Alabama property dated April 19, 2000, between John R. Fayard, Jr. and John Fayard Fast Freight, Inc.

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*    All of the  schedules  and certain of the  exhibits  to the Stock  Purchase
     Agreement  have  been  omitted.   The  Company  hereby  agrees  to  furnish
     supplementally to the Commission a copy of any schedule or exhibit omitted upon the Commissioner's request.

ITEM 8. CHANGE IN FISCAL YEAR.

     Not applicable.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       KNIGHT TRANSPORTATION, INC.


Dated: May 4, 2000                     /s/ Clark Jenkins
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                                       Clark Jenkins
                                       Executive Vice-President, Secretary, and
                                       Chief Financial Officer

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